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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 16, 2004


                             NORDSTROM CREDIT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Colorado                    0-12994                     91-1181301

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             13531 East Caley, Centennial, Colorado      80111
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  303-397-4700


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  Entry into a Material Definitive Agreement


On December 16, 2004, Nordstrom Private Label Receivables, LLC, a wholly owned subsidiary of Nordstrom Credit, Inc., amended the Note Purchase Agreement dated December 4, 2001 between Nordstrom Private Label Receivables, LLC, Nordstrom fsb, Falcon Asset Securitization Corporation, and JPMorgan Chase Bank, NA (successor-by-merger to Bank One, NA (Main Office Chicago)), as agent. The Note Purchase Agreement governs how Nordstrom Credit, Inc. can borrow from the $150 million variable funding note. This fifth amendment to the Note Purchase Agreement reflects that Nordstrom fsb has the ability to borrow up to $150 million under its own Note Purchase Agreement. The total amount available to both Nordstrom Credit, Inc. and Nordstrom fsb cannot exceed $150 million. Both Nordstrom Credit, Inc. and Nordstrom fsb are wholly owned subsidiaries of Nordstrom, Inc.











































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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM CREDIT, INC.



                                           By:  /s/ David L. Mackie
                                                -----------------------
                                                David L. Mackie
                                                Secretary

Dated: December 22, 2004